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Exhibit 10.19

TERMINATION AGREEMENT

        This Termination Agreement (this "Termination Agreement") is entered into as of February    , 2005 by and among FTD, Inc., a Delaware corporation (the "Company"), FTD.COM Inc., a Delaware corporation ("FTDC"), Florists' Transworld Delivery, Inc., a Michigan corporation ("FTDI"), FTD International Corporation, a Delaware corporation ("FTDT"), Value Network Service, Inc., a Delaware corporation ("VNS"), FTD Holdings Incorporated, a Delaware corporation ("FTDH"), Renaissance Greeting Cards, Inc., a Maine corporation ("RGC"), Flowers USA, Inc., a Connecticut corporation ("USA" and, together with the Company, FTDC, FTDI, FTDT, VNS, FTDH and RGC, the "FTD Entities"), and Leonard Green & Partners, L.P. (the "Advisor"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement (as defined below)

        WHEREAS, the FTD Entities and the Advisor are parties to that certain Management Services Agreement, dated as of February 24, 2004 (the "Agreement"), pursuant to which the Advisor provides certain investment banking, management, consulting and financial services to the FTD Entities as provided for therein;

        WHEREAS, FTD Group, Inc., a Delaware corporation and the parent corporation of the Company, will consummate a Public Offering Event on the date hereof; and

        WHEREAS, in connection with the Public Offering Event, the Advisor and the FTD Entities desire to terminate the Agreement, as provided herein, as of the date hereof.

        NOW, THEREFORE, in consideration of the mutual promises and agreements stated below the parties hereto agree as follows:

          1.     Termination. The parties hereto agree and acknowledge that, effective as of the date hereof and subject to the provisions of Section 3 hereof and the receipt by the Advisor of the payment referred to in Section 2 below, the Agreement is terminated and shall thereafter have no further force and effect.

          2.     Payment of Fees. Pursuant to Section 3.1 of the Agreement, immediately upon consummation of the Public Offering Event, the Company, on behalf of the FTD Entities, shall pay to the Advisor an amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) by wire transfer of immediately available funds, representing all amounts payable under the Agreement.

          3.     Indemnification. Notwithstanding anything to the contrary contained herein, the terms and provisions of Section 5 of the Agreement shall survive the termination of the Agreement pursuant to this Termination Agreement, and shall remain in full force and effect. The provisions of Sections 6.1 and 6.6 of the Agreement shall similarly survive the termination of the Agreement insofar as applicable to the surviving provisions thereof.

          4.     Binding Effect. This Termination Agreement shall be binding on the parties hereto and their respective successors and assigns.

          5.     Further Assurances. Each of the parties hereto shall, without the necessity of any further consideration, take all such further actions and execute all such further documents and instruments as shall be necessary or convenient to carry out more effectively the purposes of this Termination Agreement.

          6.     Governing Law. This Termination Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any conflicts of law principles thereof.

          7.     Headings. The headings used in this Termination Agreement are used for convenience only and shall not limit or otherwise affect the meaning of this Termination Agreement.

          8.     Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of the date first written above.

FTD, INC.
By:	Name: Carrie A. Wolfe Title: Chief Financial Officer

FLORISTS' TRANSWORLD DELIVERY, INC.
By:	Name: Title:

FTD.COM INC.
By:	Name: Title:

FLOWERS USA, INC.
By:	Name: Title:

FTD HOLDINGS INCORPORATED
By:	Name: Title:

RENAISSANCE GREETING CARDS, INC.
By:	Name: Title:

VALUE NETWORK SERVICES, INC.
By:	Name: Title:

FTD INTERNATIONAL CORPORATION
By:	Name: Title:

S-1

LEONARD GREEN & PARTNERS, L.P. By: LGP Management, Inc. Its: General Partner
By:	Name: Peter J. Nolan Title: Vice President

S-2

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  Exhibit 10.19